Exhibit 99.1

Press Release
iStar Announces Third Quarter 2016 Results

◦	Net income grew to $0.44 per diluted common share from a loss of $(0.07) in the third quarter of last year.

◦	Adjusted income grew to $0.47 per diluted common share from $0.25 in the third quarter of last year.

NEW YORK, November 3, 2016

iStar (NYSE: STAR) today reported results for the third quarter ended September 30, 2016.

Third Quarter 2016 Results

iStar reported net income allocable to common shareholders for the third quarter of $46.3 million, or $0.44 per diluted common share and $0.65 per basic common share. This compares favorably to a loss of $(6.1) million, or $(0.07) per diluted and basic common share for the third quarter 2015.

Adjusted income allocable to common shareholders for the third quarter was $49.1 million, or $0.47 per diluted common share and $0.69 per basic common share. This represents over a 70% increase from the $27.3 million, or $0.25 per diluted common share and $0.32 per basic common share reported for the third quarter 2015.

Adjusted income represents net income computed in accordance with GAAP, prior to the effects of certain non-cash items. Please see the financial tables that follow the text of this press release for the Company’s calculations of adjusted income and reconciliation to GAAP net income (loss).

Investment Activity

During the quarter, the Company originated $301.1 million of new investments bringing total originations year to date to $489.4 million. During the quarter, iStar funded a total of $165.5 million associated with new investments, prior financing commitments and ongoing development across its four segments, bringing the total fundings year to date to $461.3 million. In addition, the portfolio generated $262.2 million of repayments and sales during the quarter, bringing total proceeds received to $854.5 million year to date.

3Q'16 Investing Activity
						$ in millions
	Real Estate Finance	Net Lease	Operating Properties	Land & Dev	Corporate / Other	Total
Originated	$83.0	$218.1	—	—	—	$301.1
Invested	$85.4	$36.5	$15.9	$27.5	$0.2	$165.5
Proceeds received	$49.1	$78.8	$85.8	$42.5	$6.0	$262.2
Note: Originated represents total commitments on new investments made during the quarter. Invested represents fundings on new investments / prior commitments and capital expenditures associated with existing assets during the quarter. Net lease originations represent the total property value, gross of joint venture partner participations and financings.

New originations within our real estate finance portfolio are expected to generate a weighted average unlevered IRR of 11.9%, while the net lease originations within our net lease fund are expected to generate a 10.3% IRR on our equity contributions.(1)

Portfolio Overview

At September 30, 2016, the Company’s portfolio totaled $4.83 billion, which is gross of $412.1 million of accumulated depreciation and $21.2 million of general loan loss reserves.

_______________________
(1) IRRs are based on contractual investment terms such as coupon, rent and term. The Company makes assumptions as to the pace of fundings, timing of construction and residual value of real estate at the end of the lease term. The net lease joint venture can elect to take on leverage and the Company makes assumptions as to the amount of debt and the cost of debt the venture will take on. While the Company believes its assumptions are reasonable, they are dependent on future real estate market conditions, capital market conditions and interest rates. No assurance can be made that the Company's assumptions will reflect actual results.

A summary of quarterly activity is below:

Portfolio Rollforward
						$ in millions
	Real Estate Finance	Net Lease	Operating Properties	Land & Dev	Corporate / Other	Total
Net book value (6/30/16)	$1,568.5	$1,149.7	$493.2	$1,134.9	$58.9	$4,405.2
Investments (Fundings / CapEx)	85.4	36.5	15.9	27.5	0.2	165.5
Asset transfers between segments	(9.1)	—	36.3	(27.2)	—	—
Principal received / basis sold	(49.1)	(74.1)	(56.5)	(37.0)	(9.0)	(225.7)
Other	36.5	(6.9)	(1.8)	16.8	3.3	47.9
Net book value (9/30/16)	1,632.2	1,105.2	487.1	1,115.0	53.4	4,392.9
Add: Accumulated depreciation and general loan loss reserves	21.2	362.3	42.9	6.9	—	433.3
Gross book value (9/30/16)	$1,653.4	$1,467.5	$530.0	$1,121.9	$53.4	$4,826.2
Note: Gross book value is based on carrying value of the Company's total investment portfolio, gross of accumulated depreciation and general loan loss reserves and includes the Company's pro rata share of equity method investments.

Real Estate Finance

iStar's real estate finance business targets sophisticated and innovative investors by providing one-stop capabilities that encompass financial alternatives ranging from full envelope senior loans to custom-tailored mezzanine and preferred equity capital positions.

At September 30, 2016, the Company’s real estate finance portfolio totaled $1.65 billion, gross of general loan loss reserves. The portfolio is categorized into iStar 3.0 loans, made post January 1, 2008, and legacy loans, which were all made prior to December 31, 2007.

The following table summarizes statistics for our real estate finance portfolio:

Real Estate Finance Statistics
						$ in millions
	iStar 3.0			Legacy
	Q3'16	Q2'16	Q3'15	Q3'16	Q2'16	Q3'15
Gross book value	$1,365.9	$1,306.2	$1,141.8	$287.5	$299.2	$476.6
% of total loan portfolio	83%	81%	71%	17%	19%	29%

Performing loans	$1,365.9	$1,306.2	$1,141.8	$65.0	$219.7	$394.0
Non-performing loans	$—	$—	$—	$222.5	$79.5	$82.6
% Performing / Non-performing	100% / 0%	100% / 0%	100% / 0%	23% / 77%	73% / 27%	83% / 17%

First mortgages / senior loans	72%	70%	64%	44%	43%	32%
Mezzanine / subordinated debt	28%	30%	36%	56%	57%	68%
Total	100%	100%	100%	100%	100%	100%

Wtd. avg. LTV	61.5%	61.5%	59.5%	89.9%	90.1%	90.8%
Weighted avg. risk rating	2.61	3.08	2.93	4.30	3.88	3.73
Note: Gross book value represents the carrying value of iStar's loans, gross of general reserves. Risk rating and LTVs based on performing loans. Risk rating scale based on 1 as lowest risk and 5 as highest risk. See the "Loan Receivable Credit Statistics" table for additional detail on the Company's NPL and specific reserves.

The $1.43 billion of performing loans had a weighted average maturity of 1.6 years and generated a 9.1% unlevered yield for the quarter.

At September 30, 2016, the Company's non-performing loans (NPLs) were exclusively derived from its legacy loan portfolio with a carrying value of $222.5 million, up from $79.5 million in the second quarter. The $143.0 million sequential increase was related to a loan, secured in part by pledges of equity in a portfolio of hotels and recourse to the borrower, which ceased paying current interest after the borrower and most of its related entities filed for bankruptcy protection during the third quarter.

Net Lease

iStar's net lease business seeks to create stable cash flows through long-term leases to single tenants on its properties. The Company targets mission-critical facilities leased on a long-term basis to tenants, offering structured solutions that combine iStar's capabilities in underwriting, lease structuring, asset management and build-to-suit construction. The Company invests in new net lease investments primarily through its net lease joint venture, in which iStar holds a 52% interest. The joint venture has a right of first offer on any new net lease investments that iStar sources.

At the end of the quarter, iStar’s net lease portfolio totaled $1.47 billion, gross of $362.3 million of accumulated depreciation.

Net Lease Portfolio Overview
$ in millions
Wholly owned assets	$1,364.1
Joint venture investments (1)	103.4
Total	$1,467.5
(1) Represents iStar's 52% interest within its net lease joint venture.

During the quarter, the Company's net lease JV closed on two new transactions totaling $218.1 million. The venture funded $68.6 million during the quarter, of which iStar contributed $35.9 million. The Company's interest and commitment to JV deals within the fund is 52% of equity.

Same store net operating income for the net lease portfolio was $31.1 million for the quarter versus $29.7 million for same quarter last year. This quarter, the Company executed leases on net lease assets totaling approximately 190,000 square feet. In addition, the Company received $78.8 million of sales proceeds from its net lease portfolio and recorded gains of $6.6 million.

Net Lease Statistics
	Q3'16	Q2'16	Q3'15
Square feet (000s)	17,022	17,348	18,174
% Leased	99%	98%	96%
Wtd. avg. lease term (yrs)	14.6	14.6	14.8
Yield	8.2%	8.2%	7.8%

Operating Properties

At the end of the quarter, iStar's operating property portfolio totaled $530.0 million, gross of $42.9 million of accumulated depreciation, and was comprised of $428.5 million of commercial and $101.5 million of residential real estate properties. During the quarter, the Company invested $15.9 million within its operating properties portfolio and received $85.8 million of proceeds from sales. These sales generated $27.8 million of gains.

Commercial Operating Properties

The Company’s commercial operating properties represent a diverse pool of assets across a broad range of geographies and collateral types including office, retail and hotel properties. These properties generated $25.6 million of revenue offset by $18.9 million of expenses during the quarter. At the end of the quarter, the Company had $243.8 million of stabilized assets and $184.7 million of transitional assets. iStar generally seeks to reposition these assets with the objective of maximizing their values through the infusion of capital and/or intensive asset management efforts resulting in value realization upon sale. The Company has made significant progress on this goal, having either stabilized or sold approximately $350 million of its transitional operating properties over the past year.

Commercial Operating Property Statistics
							$ in millions
	Stabilized Operating			Transitional Operating			Total
	Q3'16	Q2'16	Q3'15	Q3'16	Q2'16	Q3'15	Q3'16	Q2'16	Q3'15
Gross book value	$243.8	$149.3	$111.8	$184.7	$277.8	$461.3	$428.5	$427.1	$573.1
% of total	57%	35%	20%	43%	65%	80%	100%	100%	100%
Occupancy	86%	86%	87%	55%	63%	59%	72%	73%	68%
Yield	8.4%	8.2%	7.8%	2.4%	3.2%	2.7%	5.9%	4.6%	3.7%

During the quarter, the Company sold one stabilized (mixed-use) and two transitional (office and retail) commercial operating properties for $70.2 million of proceeds, recognizing $23.4 million of gains. The sales were executed at a weighted average trailing twelve month cap rate of 5.6%.

As a result of successful leasing activity, the Company reclassified four transitional properties as stabilized this quarter. In addition, the Company migrated two completed projects from its land & development portfolio, The Asbury hotel and 1000 South Clark, into its stabilized and transitional commercial operating properties portfolios, respectively, this quarter.

Residential Operating Properties

At the end of the quarter, the $101.5 million residential operating portfolio was comprised of 58 condominium units generally located within luxury projects in major U.S. cities.

Residential Operating Property Statistics (excluding fractional units)
$ in millions
	Q3'16	Q2'16	Q3'15
Condominium units sold	11	55	21
Proceeds	$15.4	$38.7	$24.4
Income	$4.6	$14.3	$6.8

Land & Development

At the end of the quarter, the Company’s land & development portfolio totaled $1.12 billion, with eight projects in production, nine in development and 14 in the pre-development phase. These projects are collectively entitled for approximately 30,000 lots and units.

Land & Development Portfolio Overview as of 9/30/16
				$ in millions
	MPCs	Waterfront	Urban / Infill	Total
# of projects	11	6	14	31

In production	$190.1	$138.9	$55.2	$384.2
In development	252.0	135.4	21.6	409.0
Pre-development	226.4	7.6	94.7	328.7
Gross book value	$668.5	$281.9	$171.5	$1,121.9

Land & Development Activity for 3Q'16
Land development revenue	$10.2	$8.3	$13.1	$31.6
Land development cost of sales	(7.7)	(4.0)	(10.3)	(22.0)
Gross margin	$2.5	$4.3	$2.8	$9.6
Earnings from land development equity method investments	0.1	6.2	15.5	21.8
Total	$2.6	$10.5	$18.3	$31.4

Capital expenditures / Contributions	$16.2	$5.9	$5.4	$27.5

iStar and its joint venture partner closed on a $145.0 million refinancing of 1000 South Clark, a 469-unit multifamily project located in Chicago's South Loop neighborhood. The refinancing resulted in the repayment of iStar's $38.9 million mezzanine loan on 1000 South Clark, an $18.3 million equity distribution to iStar resulting in a reduction of the asset's basis to zero and $15.8 million of earnings from equity method investments. Post refinancing, the Company's equity interest in the joint venture is 50%. At the end of the quarter, the Company moved the asset into its transitional commercial operating properties portfolio.

In addition, the Company reclassified The Asbury, the recently completed $45 million boutique hotel anchoring iStar's Asbury Park Waterfront development, as a stabilized commercial operating property.

Capital Markets

The Company is capitalized with debt, preferred stock and common equity.

The Company’s weighted average cost of debt for the third quarter was 5.6%. The Company’s leverage was 2.1x at the end of the quarter, within the Company’s targeted range of 2.0x – 2.5x.

Leverage at 9/30/16
$ in millions
Book Debt	$3,749.9	Book equity (1)	$1,071.5
Less: Cash and cash equivalents	(547.5)	Add: Accumulated depreciation and amortization (1)	461.7
Net book debt (A)	$3,202.4	Add: General loan loss reserves	21.2
		Sum of book equity, accumulated D&A and general loan loss reserves (B)	$1,554.4

		Leverage (A) / (B)	2.1x
(1) Includes $699.7 million of preferred equity
(2) Accumulated depreciation and amortization includes iStar's proportionate share of accumulated depreciation and amortization relating to equity method investments.

The Company upsized its 2016 Secured Term Loan by $50.0 million during the quarter, bringing the outstanding balance to $500 million. Proceeds from the upsize were used to repay outstanding borrowings under our revolving credit facility, leaving the $250 million facility fully undrawn.

During the quarter, the Company repurchased at par $21.8 million of its 1.5% convertible notes due in November, which equates to a reduction of 1.3 million diluted shares.

Shares Outstanding
in millions
	Q3'16	Q2'16	Q3'15
Basic shares outstanding at end of period	71.2	71.9	85.2
3.0% convertible notes / strike of $11.77 (if converted) (1)	17.0	17.0	17.0
1.5% convertible notes / strike of $17.29 (if converted) (1)	10.3	11.6	11.6
4.5% Series J conv. preferred / strike of $12.79 (if converted)	15.6	15.6	15.6
Other securities	0.8	0.8	0.8
Diluted shares outstanding at end of period	114.9	116.9	130.2
(1) Matures November 15, 2016

Liquidity

At the end of the quarter, iStar had a combined $797.5 million of unrestricted cash and available capacity on its revolving credit facility. The Company expects to maintain larger liquidity balances in anticipation of retiring up to $378.3 million of remaining convertible bonds due on November 15, 2016. Aside from these convertible bonds, the Company has an additional $374.7 million of debt maturities over the next four quarters.

Liquidity at 9/30/16
$ in millions
Unrestricted cash	$547.5
Revolving credit facility capacity	$250.0
Total liquidity	$797.5

• • •

iStar (NYSE: STAR) finances, invests in and develops real estate and real estate related projects as part of its fully-integrated investment platform. Building on over two decades of experience and more than $35 billion of transactions, iStar brings uncommon capabilities and new ways of thinking to commercial real estate and adapts its investment strategy to changing market conditions. The Company is structured as a real estate investment trust (“REIT”), with a diversified portfolio focused on larger assets located in major metropolitan markets.

iStar will hold a quarterly earnings conference call at 10:00 a.m. ET today, November 3, 2016. This conference call will be broadcast live over the internet and can be accessed by all interested parties through iStar’s website, www.istar.com. To listen to the live call, please go to the website’s “Investor” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on iStar's website.

Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar’s expectations include general economic conditions and conditions in the commercial real estate and credit markets, the Company’s ability to generate liquidity and to repay indebtedness as it comes due, additional loan loss provisions, the amount and timing of asset sales, changes in NPLs, repayment levels, the Company's ability to make new investments, the Company’s ability to maintain compliance with its debt covenants, the Company’s ability to generate income and gains from operating properties and land and other risks detailed from time to time in iStar SEC reports.

Company Contact:
Jason Fooks, Vice President of Investor Relations & Marketing

1114 Avenue of the Americas
New York, NY 10036
(212) 930-9400
investors@istar.com

iStar
Consolidated Statements of Operations
(In thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
REVENUES
Operating lease income	$51,414	$55,699	$160,869	$170,990
Interest income	32,258	33,599	99,877	102,224
Other income	13,442	16,888	35,080	40,214
Land development revenue	31,554	14,301	74,389	29,101
Total revenues	$128,668	$120,487	$370,215	$342,529
COST AND EXPENSES
Interest expense	$55,105	$56,880	$168,173	$167,336
Real estate expense	35,335	35,154	105,078	111,143
Land development cost of sales	22,004	10,686	50,842	22,828
Depreciation and amortization	13,002	15,787	42,184	49,804
General and administrative(1)	19,666	21,181	62,433	62,520
(Recovery of) provision for loan losses	(14,955)	7,500	(12,749)	30,944
Impairment of assets	8,741	3,916	11,753	5,590
Other expense	819	3,334	4,741	6,345
Total costs and expenses	$139,717	$154,438	$432,455	$456,510
Income (loss) before other items	$(11,049)	$(33,951)	$(62,240)	$(113,981)
Income from sales of real estate	34,444	26,511	88,387	66,021
Earnings from equity method investments	26,540	10,572	74,254	25,904
Income tax benefit (expense)	8,256	2,893	9,859	(3,796)
Loss on early extinguishment of debt	(36)	(67)	(1,618)	(279)
Net income (loss)	$58,155	$5,958	$108,642	$(26,131)
Net (income) loss attributable to noncontrolling interests	967	706	(6,915)	3,176
Net income (loss) attributable to iStar	$59,122	$6,664	$101,727	$(22,955)
Preferred dividends	(12,830)	(12,830)	(38,490)	(38,490)
Net (income) loss allocable to HPU holders and Participating Security holders(2)	—	94	(27)	1,627
Net income (loss) allocable to common shareholders	$46,292	$(6,072)	$63,210	$(59,818)
_______________________________________________________________________________
(1) For the three months ended September 30, 2016 and 2015, includes $1,434 and $2,881 of stock-based compensation expense, respectively. For the nine months ended September 30, 2016 and 2015, includes $7,644 and $10,066 of stock-based compensation expense, respectively.
(2) HPU Holders were current and former Company employees who purchased high performance common stock units under the Company's High Performance Unit Program. On August 13, 2015, the Company repurchased and retired 100% of the outstanding HPU shares through an exchange offer. Participating Security holders are non-employee directors who hold common stock equivalents and restricted stock awards granted under the Company's LTIP who are eligible to participate in dividends.

iStar
Earnings Per Share Information
(In thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
EPS INFORMATION FOR COMMON SHARES
Income (loss) from continuing operations attributable to iStar(1)(2)
Basic	$0.65	$(0.07)	$0.85	$(0.70)
Diluted	$0.44	$(0.07)	$0.66	$(0.70)
Net income (loss)
Basic	$0.65	$(0.07)	$0.85	$(0.70)
Diluted	$0.44	$(0.07)	$0.66	$(0.70)
Adjusted income
Basic	$0.69	$0.32	$1.48	$0.49
Diluted	$0.47	$0.25	$1.06	$0.44
Weighted average shares outstanding
Basic	71,210	85,766	74,074	85,602
Diluted (for net income per share)	115,666	85,766	118,590	85,602
Diluted (for adjusted income per share)	115,666	130,368	118,590	130,200
Common shares outstanding at end of period	71,176	85,179	71,176	85,179
_______________________________________________________________________________
(1) Including preferred dividends, net (income) loss attributable to noncontrolling interests and income from sales of real estate.
(2) On August 13, 2015, the Company repurchased and retired 100% of the outstanding high performance unit (HPU) shares through an exchange offer.

iStar
Consolidated Balance Sheets
(In thousands)
(unaudited)

	As of	As of
	September 30, 2016	December 31, 2015
ASSETS

Real estate
Real estate, at cost	$1,779,819	$2,050,541
Less: accumulated depreciation	(405,209)	(456,558)
Real estate, net	$1,374,610	$1,593,983
Real estate available and held for sale	101,488	137,274
	$1,476,098	$1,731,257
Land and development, net	1,022,106	1,001,963
Loans receivable and other lending investments, net	1,632,186	1,601,985
Other investments	262,496	254,172
Cash and cash equivalents	547,510	711,101
Accrued interest and operating lease income receivable, net	12,720	18,436
Deferred operating lease income receivable	94,405	97,421
Deferred expenses and other assets, net	190,493	181,457
Total assets	$5,238,014	$5,597,792

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$204,272	$214,835
Loan participations payable, net	205,781	152,086
Debt obligations, net	3,749,873	4,118,823
Total liabilities	$4,159,926	$4,485,744

Redeemable noncontrolling interests	$6,601	$10,718

Total iStar shareholders' equity	$1,025,140	$1,059,112
Noncontrolling interests	46,347	42,218
Total equity	$1,071,487	$1,101,330

Total liabilities and equity	$5,238,014	$5,597,792

iStar
Segment Analysis
(In thousands)
(unaudited)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2016
	Real Estate Finance	Net Lease	Operating Properties	Land & Dev	Corporate / Other	Total
Operating lease income	$—	$36,901	$14,407	$106	$—	$51,414
Interest income	32,258	—	—	—	—	32,258
Other income	1,052	412	10,793	658	527	13,442
Land development revenue	—	—	—	31,554	—	31,554
Earnings from equity method investments	—	723	630	21,841	3,346	26,540
Income from sales of real estate	—	6,629	27,815	—	—	34,444
Total revenue and other earnings	$33,310	$44,665	$53,645	$54,159	$3,873	$189,652
Real estate expense	—	(4,799)	(21,129)	(9,407)	—	(35,335)
Land development cost of sales	—	—	—	(22,004)	—	(22,004)
Other expense	(794)	—	—	—	(25)	(819)
Allocated interest expense	(14,544)	(16,330)	(5,110)	(9,013)	(10,108)	(55,105)
Allocated general and administrative(1)	(3,995)	(4,526)	(1,502)	(3,495)	(4,714)	(18,232)
Segment profit (loss)	$13,977	$19,010	$25,904	$10,240	$(10,974)	$58,157
_______________________________________________________________________________
(1) Excludes $1,434 of stock-based compensation expense.

AS OF SEPTEMBER 30, 2016
	Real Estate Finance	Net Lease	Operating Properties	Land & Dev	Corporate / Other	Total
Real estate
Real estate, at cost	$—	$1,364,069	$415,750	$—	$—	$1,779,819
Less: accumulated depreciation	—	(362,293)	(42,916)	—	—	(405,209)
Real estate, net	$—	$1,001,776	$372,834	$—	$—	$1,374,610
Real estate available and held for sale	—	—	101,488	—	—	101,488
Total real estate	$—	$1,001,776	$474,322	$—	$—	$1,476,098
Land and development, net	—	—	—	1,022,106	—	1,022,106
Loans receivable and other lending investments, net	1,632,186	—	—	—	—	1,632,186
Other investments	—	103,468	12,747	92,885	53,396	262,496
Total portfolio assets	$1,632,186	$1,105,244	$487,069	$1,114,991	$53,396	$4,392,886
Cash and other assets						845,128
Total assets						$5,238,014

iStar
Supplemental Information
(In thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
ADJUSTED INCOME (1)
Reconciliation of Net Income to Adjusted Income
Net income (loss) allocable to common shareholders	$46,292	$(6,072)	$63,210	$(59,818)
Add: Depreciation and amortization	15,598	17,560	50,107	54,925
Add: (Recovery of) provision for loan losses	(14,955)	7,500	(12,749)	30,944
Add: Impairment of assets	8,741	6,398	12,668	12,409
Add: Stock-based compensation expense	1,434	2,881	7,644	10,066
Add: Loss on early extinguishment of debt	36	67	1,618	279
Less: Losses on charge-offs and dispositions	(8,039)	(517)	(12,602)	(3,713)
Less: HPU/Participating Security allocation	—	(516)	(21)	(2,778)
Adjusted income allocable to common shareholders	$49,107	$27,301	$109,875	$42,314
_______________________________________________________________________________
(1) Adjusted Income allocable to common shareholders should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. This non-GAAP financial measure should not be considered as an alternative to net income (determined in accordance with GAAP)or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating this non-GAAP financial measure may differ from the calculations of similarly-titled measures by other companies. Management considers this non-GAAP financial measure as supplemental information to net income in analyzing the performance of our underlying business. Depreciation and amortization includes our proportionate share of depreciation and amortization expense relating to equity method investments and excludes the portion of depreciation and amortization expense allocable to non-controlling interests. Impairment of assets includes impairments on cost and equity method investments recorded in other income and earnings from equity method investments, respectively. Effective in the second quarter 2016, we modified our presentation of Adjusted Income to include losses on charge-offs and dispositions of previously impaired or reserved assets to provide a more informative metric for investors to help evaluate our operating performance. Losses on charge-offs and dispositions represents the impact of charge-offs and dispositions realized during the period. These charge-offs and dispositions were taken on assets that were initially acquired prior to 2008 that were previously impaired for GAAP and reflected in net income but not Adjusted Income.

iStar
Supplemental Information
(In thousands)
(unaudited)

			Twelve Months Ended September 30, 2016
OPERATING STATISTICS

Expense Ratio
General and administrative expenses - trailing twelve months (A)			$81,190
Average total assets (B)			$5,436,035
Expense Ratio (A) / (B)			1.5%

			As of
			September 30, 2016
UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (C)(1)			$4,135,036
Unsecured debt (D)			$3,047,972
Unencumbered Assets / Unsecured Debt (C) / (D)				1.4x

UNFUNDED COMMITMENTS

Performance-based commitments(2)			$495,042
Strategic investments			45,823
Discretionary fundings			—
Total Unfunded Commitments			$540,865

LOAN RECEIVABLE CREDIT STATISTICS	As of
	September 30, 2016		December 31, 2015

Carrying value of NPLs /
As a percentage of total carrying value of loans	$222,484	14.2%	$60,327	3.9%

Total reserve for loan losses /
As a percentage of total gross carrying value of loans(3)	$95,416	5.7%	$108,165	6.6%
_______________________________________________________________________________
(1) Unencumbered assets are calculated in accordance with the indentures governing the Company's unsecured debt securities.
(2) Excludes $212.1 million of commitments on loan participations sold that are not the obligation of the Company but are consolidated on the Company's balance sheet.
(3) Gross carrying value represents iStar's carrying value of loans, gross of loan loss reserves.

iStar
Supplemental Information
(In millions)
(unaudited)

PORTFOLIO STATISTICS AS OF SEPTEMBER 30, 2016(1)

Property Type	Real Estate Finance	Net Lease	Operating Properties	Land & Dev	Total	% of Total
Land & Development	$48	$—	$—	$1,122	$1,170	24%
Office / Industrial	164	767	25	—	956	20%
Mixed Use / Collateral	503	—	176	—	679	14%
Hotel	343	136	104	—	583	12%
Entertainment / Leisure	—	494	—	—	494	10%
Condominium	326	—	101	—	427	9%
Retail	64	57	124	—	245	5%
Other Property Types	205	14	—	—	219	5%
Strategic Investments	—	—	—	—	53	1%
Total	$1,653	$1,468	$530	$1,122	$4,826	100%

Geography	Real Estate Finance	Net Lease	Operating Properties	Land & Dev	Total	% of Total
Northeast	$970	$382	$45	$233	$1,630	34%
West	103	317	39	367	826	17%
Southeast	129	236	162	154	681	14%
Mid-Atlantic	168	151	68	217	604	13%
Southwest	51	160	139	146	496	10%
Central	164	80	62	—	306	6%
Various	68	142	15	5	230	5%
Strategic Investments	—	—	—	—	53	1%
Total	$1,653	$1,468	$530	$1,122	$4,826	100%
_______________________________________________________________________________
(1) Based on carrying value of the Company's total investment portfolio, gross of accumulated depreciation and general loan loss reserves.